Exhibit 10.7

EXECUTION VERSION

SECOND AMENDMENT

TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 11, 2011 (this “Amendment”) to the Existing Credit Agreement (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below) is entered into by and among W.E.T. AUTOMOTIVE SYSTEMS, AG, a German stock corporation (the “German Borrower”), W.E.T. AUTOMOTIVE SYSTEMS LTD., a Canadian corporation (the “Canadian Borrower” and, together with the German Borrower, the “Borrowers” and each, a “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), BANC OF AMERICA SECURITIES LIMITED, as administrative agent (in such capacity, the “Administrative Agent”) and BANK OF AMERICA, N.A., as Swing Line Lender and L/C Issuer (“Bank of America”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, Bank of America and the Administrative Agent are all parties to the Credit Agreement, dated as of March 30, 2011 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Existing Credit Agreement and the Lenders are willing to effect such amendments, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Bank of America” is defined in the preamble.

“Borrower” is defined in the preamble.

“Canadian Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“German Borrower” is defined in the preamble.

“Lender” is defined in the preamble.

SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 2.1. Amendments to Article I. Article I of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.1.1. Amendments to Section 1.01. The following definitions in Section 1.01 of the Existing Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the German Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) Acquisition Transaction Expenses in an aggregate amount not exceeding the Alternative Currency Equivalent of €1,500,000, (v) non-cash unrealized losses on Swap Contracts, (vi) non-cash unrealized losses attributable to foreign currency transactions and (vii) other non-recurring expenses, as approved by the Administrative Agent in its reasonable discretion, reducing such Consolidated Net Income in such period or any future period (in each case of or by the German Borrower and its Subsidiaries on a consolidated basis for such Measurement Period) and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits, (ii) non-cash unrealized gains on Swap Contracts, (iii) non-cash unrealized gains attributable to foreign currency transactions and (iv) all non-cash items increasing Consolidated Net Income, in each case, of or by the German Borrower and its Subsidiaries for such Measurement Period.

“Outstanding Amount” means (a) with respect to Term Loans on any date, the amount of the aggregate outstanding principal amount thereof in the relevant currency thereof after giving effect to any borrowings and prepayments or repayments of such Term Loans occurring on such date; (b) with respect to Revolving Credit Loans on any date, the Euro Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Credit Loans occurring on such date; (c) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (d) with respect to any L/C Obligations on any date, the Euro Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property and assets of such Person is greater than the total amount of liabilities (other than, with respect to the Canadian Borrower, liabilities consisting of shareholder loans and/or redeemable preferred shares and with respect to WET Ukraine, liabilities consisting of shareholder loans and/or intercompany loans), including contingent liabilities, of such Person, (b) the present fair salable value of the property and assets of such Person is not less than the amount that will be required to pay the probable liability (other than, with respect to the Canadian Borrower, liabilities consisting of shareholder loans and/or redeemable preferred shares and with respect to WET Ukraine, liabilities consisting of shareholder loans and/or intercompany loans) of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities (other than, with respect to the Canadian Borrower, liabilities consisting of shareholder loans and/or redeemable preferred shares and with respect to WET Ukraine, liabilities consisting of shareholder loans and/or intercompany loans) beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property and assets would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities (other than, with respect to the Canadian Borrower, liabilities consisting of shareholder loans and/or redeemable preferred shares and with respect to WET Ukraine, liabilities consisting of shareholder loans and/or intercompany loans), contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 2.1.2. Amendment to Section 1.05. Section 1.05 of the Existing Credit Agreement is hereby amended by inserting the parenthetical “(other than with respect to Term Loans)” immediately after the term “Outstanding Amounts” set forth therein.

SECTION 2.2. Amendments to Article II. Article II of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.2.1. Amendment to Section 2.01. Section 2.01 of the Existing Credit Agreement is hereby amended by inserting the following phrase at the end of such Section:

“As of the Funding Release Date, the aggregate principal amount of Terms Loans denominated in Euro outstanding shall be €20,000,000 and the aggregate principal amount of Terms Loans denominated in U.S. Dollars outstanding shall be $14,065,000.”

SECTION 2.2.2. Amendment to Section 2.05(b)(ii). Section 2.05(b)(ii) of the Existing Credit Agreement is hereby amended by inserting the phrase “or as permitted by Section 7.02(c)” immediately after the phrase “Unrestricted Loan Party” set forth therein.

SECTION 2.2.3. Amendment to Section 2.07(a). Section 2.07(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Term Loans. The Borrowers shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding (i) on the Maturity Date (provided that such Term Loans denominated in Euro shall be repaid in Euro and such Term Loans denominated in any Alternative Currency shall be repaid in such Alternative Currency) and (ii) on the last Business Day of each of August 2011 and September 2011 as set forth below and the last Business Day of each of March, June, September and December occurring during each other period as set forth below commencing December 2011, in each case, in the respective amounts set forth opposite such periods (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):”

Period	Amount for Term Loans denominated in Euro	Amount for Term Loans denominated in U.S. Dollars
August 31, 2011	€666,666.67	$468,833.33
September 30, 2011	€333,333.33	$234,416.67
December 31, 2011 through December 31, 2015	€1,000,000.00	$703,250.00
Maturity Date	The then aggregate outstanding principal amount of such Term Loans denominated in Euro	The then aggregate outstanding principal amount of such Term Loans denominated in U.S. Dollars

SECTION 2.3. Amendments to Article VII. Article VII of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.3.1. Amendment to Section 7.02(c). Section 7.02(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Investments of the German Borrower in any Unrestricted Loan Party and Investments of any Material Subsidiary in the German Borrower or in another Material Subsidiary (other than any Chinese Subsidiary or WET Ukraine); provided that, notwithstanding the foregoing, each of the German Borrower and WET Hungary shall be permitted to make Investments in the form of advance loans and other similar Indebtedness to WET Ukraine to be used by WET Ukraine (i) for Capital Expenditures and working capital purposes, but only in an aggregate amount not to exceed (A) €2,000,000 from May 16, 2011 through December 31, 2011 and (B) €2,000,000 during any calendar year commencing January 1, 2012 and thereafter and (ii) for WET Ukraine’s proposed warehouse expansion, but only in an aggregate amount not to exceed €3,000,000; provided further that the German Borrower shall be permitted to increase its Investment in the Equity Interest of WET Ukraine in an amount not to exceed €7,000,000;”

SECTION 2.3.2. Amendments to Section 7.05. Section 7.05 of the Existing Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (f) thereof, (b) inserting “and” at the end of clause (g) thereof and (c) inserting a new clause (h) as follows:

“(h) Dispositions of accounts receivables due and owing by WET Ukraine to the German Borrower in connection with any increase in the Equity Interest of WET Ukraine by the German Borrower as permitted under Section 7.02(c);”

SECTION 2.3.3. Amendment to Section 7.03(f). Section 7.03(f) of the Existing Credit Agreement is hereby amended by deleting the reference to “Unrestricted Loan Parties” and inserting “Loan Parties” in lieu thereof.

SECTION 2.3.4. Amendment to Section 7.06. Section 7.06 of the Existing Credit Agreement is hereby amended by deleting (a) the “and” at the end of clause (c) thereof, (b) deleting clause (d) thereof in its entirety and (c) inserting new clauses (d) and (e) as follows:

“(d) (i) the German Borrower may issue and sell its common Equity Interests, so long as the Net Cash Proceeds thereof are applied to the prepayment of the Loans pursuant to Section 2.05(b) and (ii) the Canadian Borrower may issue common Equity Interests in connection with the replacement or reclassification of its current Class A special shares; and

(e) WET Ukraine may issue common Equity Interests to the German Borrower in connection with the transactions permitted by Section 7.02(c).”

SECTION 2.3.5. Amendment to Section 7.08. Section 7.08 of the Existing Credit Agreement is hereby amended by deleting the reference to “Unrestricted Loan Parties” and inserting “Loan Parties” in lieu thereof.

SECTION 2.3.6. Amendment to Section 7.12. Section 7.12 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.12 Amendments of Organization Documents. Amend any of its Organization Documents without the consent of the Required Lenders, except any amendment which (a) is minor or technical in nature, (b) would not be reasonably likely to adversely affect the rights and remedies of the Administrative Agent or other Secured Parties under this Agreement or the other Loan Documents, (c) any amendment of the Organization Documents of the Canadian Borrower in connection with the replacement or reclassification of its Class A special shares as permitted under Section 7.06(d) or any amendment of the Organization Documents of WET Ukraine in connection with the increase of its outstanding Equity Interest as permitted under Section 7.06(e).”

SECTION 2.3.7. Amendment to Section 7.14. Section 7.14 of the Existing Credit Agreement is hereby amended by inserting the following proviso immediately prior to the “.” at the end thereof:

“; provided that the German Borrower may reduce any intercompany Indebtedness due and owing from WET Ukraine at any time and from time to time prior to the due date for regularly scheduled payments or the maturity thereof solely to the extent such reduction is made with a corresponding increase of the Equity Interest of the German Borrower in WET Ukraine.”

SECTION 2.3.8. Amendment to Section 7.17. Section 7.17 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.17 Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee (a) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (b) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (excluding Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the German Borrower and its Material Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed €1,300,000 payable in any period of 12 consecutive months.”

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on and as of the date first written above (the “Amendment Effective Date”) when the following conditions have been met:

SECTION 3.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrowers and the Required Lenders.

SECTION 3.2. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.04 of the Credit Agreement, if then invoiced, including fees and expenses of counsel to the Administrative Agent.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

SECTION 4.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SECTION 4.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION 4.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders that, both before and after giving effect to this Amendment, all statements set forth in clauses (a) and (b) of Section 4.03 of the Credit Agreement are true and correct; provided that with respect to the representation and warranty set forth in Section 5.18 of the Credit Agreement as it relates to the Canadian Borrower and WET Ukraine, the Lenders hereby acknowledge the Borrower’s representation that the deviation from the definition of Solvent under the Existing Credit Agreement as set forth in the Solvency Certificates delivered by each of the Canadian Borrower and WET Ukraine is immaterial.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

W.E.T. AUTOMOTIVE SYSTEMS, AG,
a German stock corporation

By:
Name:
Title:

W.E.T. AUTOMOTIVE SYSTEMS LTD., a Canadian corporation

By:
Name:
Title:

Second Amendment to Credit Agreement

BANC OF AMERICA SECURITIES LIMITED, as Administrative Agent

By:
Name:
Title:

Second Amendment to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

Second Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Second Amendment to Credit Agreement

COMERICA BANK

By:
Name:
Title:

Second Amendment to Credit Agreement

THE HUNTINGTON NATIONAL BANK

By:
Name:
Title:

Second Amendment to Credit Agreement

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

Second Amendment to Credit Agreement